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                                                                     EXHIBIT 5.1

                         BRESLER GOODMAN & UNTERMAN, LLP

                                521 Fifth Avenue
                               New York, NY 10175
                  Telephone (212) 661-2150 - Fax (212) 949-6131

                                                      May        , 1999

Board of Directors
Phoenix Color Corp.
540 Western Maryland Parkway
Hagerstown, MD 21740

Ladies and Gentlemen:

      We have been acting as counsel to Phoenix Color Corp., a Delaware corporation (the "Company"), and to the subsidiaries of the Company (the "Guarantors"), in connection with the preparation, execution and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1, as amended by Amendments Nos. 1 and 2 on Form S-4 (the "Registration Statement"), and the offer, issuance and sale pursuant to the Registration Statement and the prospectus ("Prospectus") included therein of up to $105,000,000 aggregate principal amount of 103/8% Senior Notes Due 2009 of the Company (the "Exchange Notes") as described in the Registration Statement. Payment of the Exchange Notes is to be guaranteed by the Guarantors pursuant to the Indenture, as defined in the Registration Statement. (Capitalized terms defined in the Registration Statement are used herein as defined therein.)

      In our representation of the Company, we have examined the Registration Statement, the Indenture pursuant to which the Exchange Notes and the Guarantees are to be issued, the Articles of Incorporation and By-laws of the Company, the relevant organizational documents of the Guarantors, the minute books of the Company and the Guarantors and certificates and representations of officers of the Company and the Guarantors. We have also examined such other documents, and have consulted with, as appropriate, officers or representatives of the Company and the Guarantors, concerning the Registration Statement, the Indenture and the Exchange Notes and related matters, as we have considered necessary for the purpose of rendering the opinion expressed below.

      In giving the opinion expressed herein and in making our examination in connection herewith, we have assumed (i) the due authorization by the parties (other than the Issuer and the


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Guarantors of the documents examined by us), (ii) the genuineness of all signatures, (iii) the personal legal capacity of all individual signatories,
(iv) the authenticity of all documents presented to us as originals, (v) the conformity to the originals of all documents presented to us as copies and (vi) the integrity and completeness of the minute books and other relevant corporate and business records of the Company and its subsidiaries presented to us for our examination.

      Based upon the foregoing, it is our opinion that, if and when (i) the Exchange Notes and the Guarantees have been (a) duly completed, executed, attested and authenticated in accordance with the Indenture and (b) issued, exchanged and delivered in the manner and for the consideration stated in the Indenture, the Prospectus and the Letter of Transmittal (forms of which have been filed as part of, or as exhibits to, the Registration Statement), (ii) the Registration Statement has become effective under the Act, and (iii) the Exchange Notes and the Guarantees have been qualified as required under the securities or "blue sky" laws of those states in which they are to be issued and exchanged, then the Exchange Notes and the Guarantees will be legally issued, fully paid and non-assessable and will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity, as the same are now or hereafter may be in effect.

      In rendering the opinion set forth above, we have made such examinations of the laws as we have deemed necessary or relevant in connection therewith. However, the opinions expressed herein are limited to the federal securities laws of the United States of America and the laws of the State of New York (excluding conflict of laws), and we express no opinion as to the laws of any other jurisdiction.

      We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulation of the Commission thereunder.


                                Very truly yours,


                                /s/ Bresler, Goodman & Unterman, LLP


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